SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                                    --------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                MONACO GROUP INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


           Delaware                                    98-0404764
           --------                                    ----------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

          20A Voyager Court South, Etobicoke, Ontario, Canada, M9W 5M7
          ------------------------------------------------------------
              (Address of principal executive offices)   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
                                                                     333-110533
                                                                     ----------

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                  ------------
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

The description of the Common Stock to be registered hereunder is incorporated herein by reference to the description in the prospectus included as a part of the registration statement on Form SB-2 of Monaco Group Inc. (Registration No. 333-110533).

Item 2.  Exhibits.
------------------

List below all exhibits filed as a part of the registration statement:

1.   Certificate of Incorporation of Monaco Group Inc.*
2.   Certificate of Amendment to Certificate  of  Incorporation  of Monaco Group
     Inc.*
3.   Bylaws of Monaco Group Inc.*
4.   Specimen stock certificate of Monaco Group Inc.*
5. Option Agreement, dated as of July 23, 2003, among Peter Nelipa, Suzanne Lilly, Taragh Bracken, and Monaco Group Inc.*

* Previously filed on November 17, 2003 on Form SB-2 of Monaco Group Inc. (Registration No. 333-110533) and incorporated by reference herein.


                                    SIGNATURE
                                    ---------

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONACO GROUP INC.

Date: May 10, 2004


By: /s/ Peter Nelipa
   ------------------------------------
   Peter Nelipa, President and Director